UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2019

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices) (Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common	KELYA	Nasdaq Global Market
Class B Common	KELYB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2019, George S. Corona advised the Board of Directors (the “Board”) of Kelly Services, Inc. (the “Company”) of his intention to retire from his role as President and Chief Executive Officer (“CEO”) effective as of September 30, 2019. Mr. Corona will continue to serve as a non-executive employee of the Company, in a transitional and advisory role, until his retirement from the Company during the first half of 2020. Mr. Corona will continue to serve as a member of the Board.

The Board has elected Peter W. Quigley to succeed Mr. Corona as CEO of the Company, effective October 1, 2019, and has also appointed Mr. Quigley as a member of the Board, for a term beginning on October 1, 2019. At such time, the Board will be expanded to ten directors. Mr. Quigley will not receive compensation for his service as a member of the Board.

Mr. Quigley, age 58, previously served as the Company’s Executive Vice President, President, Global Staffing, and General Manager, Global Information Technology, Global Service and Global Business Services, a position he has held since May 2017. Since joining the Company in November 2002, Mr. Quigley has served in positions of increasing responsibility, including as Senior Vice President, General Counsel and Chief Administrative Officer. Mr. Quigley earned a juris doctorate with honors from the National Law Center at George Washington University in Washington, D.C. and a bachelor’s degree with distinction in political science and history from the University of Michigan.

On August 6, 2019, the Board, based on the recommendation of its Compensation Committee, approved changes in Mr. Quigley’s compensation in recognition of his increased responsibilities, effective October 1, 2019. Mr. Quigley’s annual base salary will be increased to $840,000. His Short-Term Incentive Plan (“STIP”) target award opportunity will be increased to 110% of his base salary. In connection with his appointment to CEO, the Compensation Committee of the Board has also approved grants of restricted stock units and performance shares with an aggregate grant date value of approximately $218,750 to Mr. Quigley under the 2019 Long-Term Incentives (“LTI”), effective as of October 1, 2019, representing prorated awards for 2019 based on his appointment date. The performance goals and vesting periods applicable to the STIP and LTI grants previously made to Mr. Quigley for 2019 will apply to his additional grants.

Pursuant to the terms of the Senior Executive Severance Plan (the “Severance Plan”) and effective the date he assumes responsibility as the Company’s CEO, in the event that Mr. Quigley’s employment is terminated by the Company other than for “cause”, “disability” or death, or by Mr. Quigley for “good reason” in connection with a “change in control” (as such terms are defined in the Severance Plan), Mr. Quigley will become eligible to receive severance benefits. In the case of a qualified termination that occurs not in connection with a change in control, he would receive severance payments in the form of base salary continuation for a period of twenty-four months and a prorated portion of his annual incentive compensation for the fiscal year in which the termination occurred, based on performance results. For a qualified termination that occurs in connection with a change in control, Mr. Quigley would be eligible to receive a lump sum severance payment equal to two times the sum of his annual base salary and target annual incentive compensation, plus a prorated portion of his annual incentive compensation.

In connection with the transition, the Company and Mr. Corona entered into a transition employment agreement, effective August 6, 2019. Under the agreement, Mr. Corona will serve as a non-executive employee of the Company, in a consulting and advisory role, from October 1, 2019 through Mr. Corona’s retirement from the Company in 2020. During this period of time, Mr. Corona will assist with the leadership transition as reasonably requested by Mr. Quigley, including work on special projects. In exchange for providing such transition services during this period, Mr. Corona will receive a base salary of $15,000 per month, continue to participate in the Company’s employee benefit plans to the extent allowable and as in effect from time to time, and be eligible to receive a cash performance bonus solely with respect to the approximately nine months in the 2019 performance year during which he will have served as CEO of the Company (determined based on Mr. Corona’s base salary and incentive target opportunity in effect during those nine months and the level of achievement of 2019 performance goals for the STIP).

While serving as a non-executive employee of the Company, Mr. Corona will continue to accrue service credit toward his outstanding LTI awards. Following his retirement, Mr. Corona will be eligible to receive a pro rata portion of the outstanding LTI performance award granted to him in 2019 under the Company’s Equity Incentive Plan (“EIP”). Depending on the date of his formal retirement, Mr. Corona may be eligible for a pro rata portion of the outstanding LTI performance award granted to him in 2018. The prorated award amounts will be payable following the end of the applicable performance periods at such time as the Compensation Committee of the Company’s Board determines that the applicable management performance objectives have been attained. The payments will otherwise be calculated in a manner consistent with the terms of Mr. Corona’s performance awards. Under the terms of the EIP, outstanding restricted stock granted to Mr. Corona will continue to vest for as long as he remains an employee of the Company. Mr. Corona will not be eligible to receive any further STIP or LTI awards following his transition to a non-executive employee role.

Amounts payable to Mr. Corona pursuant to the Company’s Management Retirement Plan will be paid out in a manner consistent with the payment elections previously made by Mr. Corona. Effective October 1, 2019, Mr. Corona will not be entitled to benefits under the Company’s Senior Executive Severance Plan, and as such if Mr. Corona’s employment terminates for any reason prior to his retirement, he will not be entitled to receive any cash severance benefits.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the foregoing changes issued by the Company on August 6, 2019 is attached as Exhibit 99.1 and incorporated herein by reference. The information is being furnished pursuant to Item 7.01 and will not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section.

Item 9.01	Financial Statements and Exhibits.

10.1    Transition Employment Agreement dated August  6, 2019 between Kelly Services, Inc. and George S. Corona.

99.1     Press release dated as of August 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: August 6, 2019	/s/ James M. Polehna
James M. Polehna
Senior Vice President and Corporate Secretary